Exhibit 99.1

ZAGG and mophie to Combine, Creating Diversified Leader in Mobile Accessories

•	Combination forms market share leader in four top accessory categories; battery cases, external batteries, screen protection, and tablet keyboards
•	Merger to create mobile accessories innovator with combined 2015 net sales of approximately $470 million
•	New entity expected to enhance long-term enterprise value through revenue growth, strengthened product development, and expanded distribution

ZAGG Inc (NASDAQ: ZAGG) and mophie inc. (“mophie”) announced today the signing of a definitive merger agreement under which ZAGG will acquire mophie. The transaction will leverage the unique strengths of two industry leaders in the mobile accessories sector to create a business with greater product diversification and improved operational capabilities.

“This strategic combination of two industry innovators with complementary product, brand and distribution platforms will enable us to deliver increased value for our customers and shareholders,” said Randy Hales, President and Chief Executive Officer of ZAGG. “We see numerous opportunities to drive revenue growth and increase profitability by leveraging the strengths of both organizations to strengthen product development, improve brand presence, and expand distribution.”

Daniel Huang, mophie Chief Executive Officer, said, “ZAGG and mophie represent two companies with strong brands and shared values. The rationale for the merger is powerful and the combination enhances each company’s growth strategy while offering a truly compelling value proposition. Together, we intend to build on our market leadership to deliver great products, advance the brand strength, and increase our global presence in mobile accessories.”

Key Strategic and Financial Benefits

ZAGG and mophie anticipate that the merger will deliver the following benefits:

•	Enhanced Capabilities for Profitable Growth: The combination will create an improved technology platform, strengthened engineering and manufacturing resources in China, along with a global distribution network with facilities in the U.S., Europe, and Asia.
•	Best in Class Product Development: Retail customers and mobile consumers will benefit from the alignment of strong product development teams that are focused on delivering Creative Product Solutions.
•	Improved Brand Strength: The brand strength of the combined companies will be leveraged to increase consumer awareness through an expanded global platform and focus on always being the Preferred Brand.
•	Expanded Global Distribution Channels: The combined entity intends to further increase its Targeted Global Distribution through a broader retail presence and new product introductions.
•	Improved Financial Profile: The combination is expected to increase net sales and adjusted EBITDA with a focus on leveraging operational efficiencies and performance.

Transaction Structure

ZAGG has agreed to pay $100 million at closing, plus the amount by which 5X Adjusted EBITDA exceeds $100 million over a 12-month earn-out period. The 12-month earn-out period will run from April 1, 2016 to March 31, 2017. The purchase price at closing will be funded with cash and debt. The earn-out will be financed through a combination of cash, debt and up to $5 million in ZAGG common stock. The agreement also allows mophie to collect approximately $15 million from certain pre-merger tax and custom duties refunds and real estate sale proceeds, if received post-closing.

During the earn-out period the management teams will work collaboratively to identify operational efficiencies through the adoption of best practices from both companies.

Management, Governance and Integration

Upon closing of the transaction and throughout the earn-out period, both Daniel Huang (CEO) and Shawn Dougherty (COO) will continue in their current roles and report directly to Randy Hales. The composition of ZAGG’s board of directors will not change in connection with this transaction.

Approvals and Time to Close

The transaction is expected to close during the first quarter of 2016 subject to customary closing conditions, including regulatory approvals. The board of directors of each company have unanimously approved the transaction.

Advisors

ZAGG received legal advice from Durham Jones & Pinegar, P.C., and financial advice from D.A. Davidson; mophie received legal advice from Buchalter Nemer LLP, and financial advice from Wunderlich Securities.

Conference Call and Webcast Details

ZAGG will host a conference call and webcast Tuesday, February 2nd at 6:30 p.m. Eastern Time (U.S.) to discuss the proposed merger. Randy Hales, President and CEO, will discuss the announcement and facilitate a brief question and answer session. The general public is invited to listen to the call via a live webcast through the Investor Relations section of the ZAGG website. For those unable to listen to the live broadcast, a replay will be available on the ZAGG website beginning approximately two hours after the event. The webcast and a podcast will be archived and available online on ZAGG’s website for at one year following the call.

About ZAGG Inc

ZAGG is an innovation leader in accessories for smart phones and tablets. For over 10 years, ZAGG has developed creative product solutions that enhance and protect mobile devices for consumers around the world. The Company has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG®, InvisibleShield®, and iFrogz® brands. ZAGG has operations in the United States, Ireland, and China.  ZAGG products are available worldwide, and can be found at leading retailers including Best Buy, Verizon, AT&T, Sprint, Walmart, Vodafone, and EE. For more information about ZAGG, visit www.zagg.com and follow us on Facebook, Twitter and Instagram.

About mophie, Inc.

mophie, the 1 selling battery case manufacturer in the world, and #1 portable power manufacturer in North America, is a California-based, award-winning designer and manufacturer that empowers the mobile world to stay powerful. Widely acclaimed for innovative mobile solutions, mophie is the proud developer of the original juice pack®. mophie products are recognized for style and engineered for performance, providing a seamless integration of hardware, software and design. mophie has operations in California, Michigan, Netherlands, Hong Kong, and China. mophie products are available in more than 130 countries, and can be found at Apple, Best Buy, Verizon, and T-Mobile stores, as well as Sprint and other leading retailers. Visit mophie.com and follow us on Facebook, twitter, and Instagram (@mophie).

Safe Harbor

In addition to the historical information contained in this press release, this release contains (and oral communications made by ZAGG may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. Readers are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: closing of the transaction may not occur or may be delayed; expected synergies and other benefits of the transaction may not be realized; integration of the acquisition post-closing may not occur as anticipated; management time will be diverted to address transaction-related issues; litigation related to the transaction or limitations or restrictions imposed by regulatory authorities may delay or negatively impact the transaction or the post-transaction combined company; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; attempts to retain key personnel and customers may not be successful; the business combination or the combined company's products may not be supported by third parties; actions by competitors may negatively impact results; and there may be negative changes in general economic conditions in the regions or the industries in which the companies operate. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. In addition, ZAGG’s and mophie’s businesses and operations involve numerous risks and uncertainties, many of which are beyond ZAGG’s and mophie’s control, which could materially affect their respective financial condition, results of operations and cash flows and those of the combined company. Readers should also review the risks and uncertainties listed in ZAGG's most recent Annual Report on Form 10-K and other reports the company files with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. ZAGG disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

About Non-GAAP Financial Information

Readers are cautioned that the Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, other income (expense), and recovery of reserves on note receivable) contained in this commentary is not a financial measure under US generally accepted accounting principles (GAAP). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with GAAP, or as indicators of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present Adjusted EBITDA because we believe that it is helpful to some investors as a measure of performance. We caution readers that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies.

Contact:

Investor Relations:

ZAGG Inc

Kim Rogers

801-506-7008

kim.rogers@zagg.com

Press Inquiries:

ZAGG Inc

Lorraine Woodcheke

Edelman

415-486-3284

Lorraine.Woodcheke@Edelman.com

mophie inc.

Eric Ansel

Brand Amp

949-981-1350

eric@thebrandamp.com